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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): DECEMBER 18, 1997
                                                         -----------------


                         BAY APARTMENT COMMUNITIES, INC.
                         -------------------------------
               (Exact name of Registrant as specified in charter)




         MARYLAND                        1-12672                 77-0404318
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission file number)    (IRS employer
        of incorporation)                                    identification no.)


           4340 STEVENS CREEK BOULEVARD, SUITE 275, SAN JOSE, CA 95129
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (408) 983-1500
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.

         On December 18, 1997, Bay Apartment Communities, Inc. (the "Company") consummated an underwritten public offering of 3,000,000 shares of 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), at price per share of $25.00. Dividends on the Series D Preferred Stock are cumulative from the date of original issuance and are payable quarterly, commencing March 15, 1998, at the rate of 8.00% per annum of the liquidation preference (equivalent to a fixed annual rate of $2.00 per share). The underwriting agreement related to this offering is being filed herewith as Exhibit 1.1.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         1.1 Underwriting Agreement, dated December 15, 1997, by and between the Company, PaineWebber Incorporated and Morgan Stanley & Co. Incorporated, relating to the sale of 3,000,000 shares of 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.



                                           BAY APARTMENT COMMUNITIES, INC.



Dated:  December 18, 1997                  By:/s/ Jeffrey B. Van Horn
                                              -----------------------
                                           Name: Jeffrey B. Van Horn
                                           Title:  Vice President and Chief
                                                   Financial Officer

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